UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 22, 2023

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors

On January 22, 2023 Ryan Roslansky and on January 24, 2023 Lee Wittlinger each notified the board of directors (the “Board”) of GoDaddy Inc. (the “Company”) of their resignation as a member of the Board, effective as of January 25, 2023 (the “Effective Date”). Mr. Roslansky and Mr. Wittlinger each also resigned as a member of the Company’s nominating and governance committee (the “Governance Committee”) effective as of the Effective Date. Neither Mr. Roslansky nor Mr. Wittlinger’s resignation resulted from any disagreement with the Company relating to its operations, policies or practices.

Appointment of New Directors

On January 25, 2023, the Board appointed Srini Tallapragada and Sigal Zarmi to its Board as of the Effective Date to fill the vacancies created by Mr. Roslansky and Wittlinger’s departures. Each of Mr. Tallapragada and Ms. Zarmi will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2023. In addition, both Mr. Tallapragada and Ms. Zarmi were appointed by the Board as members of the Governance Committee as of the Effective Date.

Mr. Tallapragada and Ms. Zarmi will each receive the same compensation and benefits as other non-employee directors on the Board pursuant to the Company’s Outside Director Compensation Policy. In connection with their appointments to the Board, Mr. Tallapragada and Ms. Zarmi will each receive an initial award of restricted stock units of the Company’s Class A common stock with an aggregate value of $235,000, which will vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board on the vesting date. In addition, the Company will enter into its standard form of indemnification agreement with each of Mr. Tallapragada and Ms. Zarmi, which will be substantially the same form filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615) filed with the Securities and Exchange Commission on February 24, 2015.

The Board has determined that each of Mr. Tallapragada and Ms. Zarmi are independent for purposes of service on the Board. There are no arrangements or understandings between either Mr. Tallapragada or Ms. Zarmi and any other person pursuant to which they were elected as a director of the Company. There are no family relationships between either Mr. Tallapragada or Ms. Zarmi and any director or executive officer of the Company, and, other than as described above, the Company has not entered into any transactions with either Mr. Tallapragada or Ms. Zarmi that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure

On January 25, 2023, the Company issued a press release announcing the resignations of Mr. Roslansky and Mr. Wittlinger from the Board and the appointments of Mr. Tallapragada and Ms. Zarmi to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of GoDaddy Inc., dated January 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	January 25, 2023	/s/ Michele Lau
Michele Lau
Chief Legal Officer and Secretary